Exhibit 99.2

PROXY

610 Old York Road, Suite 300, Jenkintown, Pennsylvania 19046

Special Meeting of Shareholders - February 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby constitutes and appoints David J. Nettina and Edward J. Matey, Jr., and each of them, as the lawful attorneys and proxies of the undersigned, each with full power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to represent and vote all of the common shares of beneficial interest of American Financial Realty Trust which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Shareholders of American Financial Realty Trust, to be held at 10:00 a.m., local time, on Wednesday, February 13, 2008, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, and at any and all adjournments, postponements or continuations thereof.

This proxy, when properly executed, will be voted in the manner specified herein by the undersigned.  If no choice is specified, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.   By executing this proxy, the undersigned hereby revokes all prior proxies.

(Continued and to be signed on reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

AMERICAN FINANCIAL REALTY TRUST

FEBRUARY 13, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or
1-718-921-8500 from foreign countries and follow the

instructions. Have your proxy card available when

you call.

- OR -

INTERNET - Access “www.voteproxy.com” and

follow the on-screen instructions. Have your proxy

card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person

by attending the Special Meeting.

COMPANY NUMBER ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

	FOR	AGAINST	ABSTAIN

1.      To approve of the merger of GKK Stars Acquisition Corp., a Maryland corporation, with and into American Financial Realty Trust, referred to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy Capital Corp., GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp., GKK Stars Acquisition LP, American Financial Realty Trust and First States Group, L.P.

	☐	☐	☐
2. To adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger.	☐	☐	☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to attend the meeting, please pre-register by notifying Investor Relations at
215-887-2280, or email to ir@afrt.com. Bring the top portion of this proxy card for admission to the Special Meeting of Shareholders.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.